At the Special Meetings of Shareholders of the Trust held on November 30, 2000 and January 25,
2001, the following votes were recorded for Managers Special Equity Fund ("Special Equity"),
Managers Income Equity Fund ("Income Equity") and Managers Bond Fund ("Bond"). The meetings were adjourned before the votes were counted for the other Funds in the Proxy. The proposals, which shareholders were asked to vote on, are explained in further detail in the proxy statement dated October 16, 2000:

Proposal 1 - Approval of the Sub-Advisory Agreement for
Skyline Assets Management, L.P.
Fund	Shares For Shares Against Shares Abstained
Special Equity        12,211,367    242,456	            183,150

Proposal 2 - Approval of New Investment Objective for
Income Equity
Fund                    Shares For	 Shares Against Shares Abstained
Income Equity         931,090      40,791	             50,106

Proposal 4 - Approval of Funds' Investment Objectives as
Non-Fundamental
Fund              Shares For Shares Against	 Shares Abstained
Income Equity    921,787      51,139	            49,061
Bond               1,042,004     73,879	            51,539

Sub-proposal 5A - Approval to Eliminate the Investment
Restrictions Regarding Issuer Diversification
Fund                Shares For Shares Against Shares Abstained
Income Equity      931,044        38,642	          52,301
Bond                1,064,538        60,832	          42,052

Sub-proposal 5B - Approval to Amend the Investment
Restrictions Regarding Borrowing
Fund               Shares For Shares Against Shares Abstained
Income Equity    873,092        79,587	             69,308
Bond                984,789       116,700	             65,933

Sub-proposal 5C - Approval to Amend the Investment
Restriction Regarding Investments in Real Estate

Fund               Shares For Shares Against Shares Abstained
Income Equity     895,503      58,811	               67,673
Bond               1,009,571       90,255	              67,596

Sub-proposal 5D - Approval to Amend the Investment
Restriction Regarding Underwriting Securities Issued by Others

Fund              Shares For Shares Against	 Shares Abstained
Income Equity   890,008         59,237	            72,742
Bond             1,002,317         82,707	            82,398

Sub-proposal 5E - Approval to Amend the Investment
Restriction Regarding the Making of Loans

Fund                 Shares For Shares Against Shares Abstained
Income Equity       874,933       82,413	            64,641
Bond                    986,033    121,299	             60,090

Sub-proposal 5F - Approval to Amend the Investment
Restriction Regarding the Issuance of Senior Securities

Fund              Shares For Shares Against	 Shares Abstained
Income Equity   889,412        60,036	             72,539
Bond             1,012,688        84,129	             70,605

Sub-proposal 5G - Approval to Eliminating the Investment
Restriction Regarding the Participation in Joint Trading
Accounts in Securities

Fund              Shares For Shares Against	 Shares Abstained
Income Equity   899,723         52,587	             69,677
Bond              1,011,905       82,801	             72,716

Sub-proposal 5H - Approval to Eliminating the Investment
Restriction Regarding Investments in Unseasoned Issuers

Fund               Shares For Shares Against Shares Abstained
Income Equity    858,091         90,226	             73,670
Bond                960,227        118,836	             88,359

Sub-proposal 5I - Approval to Eliminating the Investment
Restriction Regarding Investments in Illiquid Securities

Fund                Shares For Shares Against Shares Abstained
Income Equity     866,616         84,138	            71,233
Bond                 974,031        122,447	            70,944

Sub-proposal 5J - Approval to Eliminating the Restrictions
Regarding the Purchase of Securities of Other Investment
Companies

Fund                Shares For Shares Against Shares Abstained
Income Equity      875,711          64,895	           81,381
Bond                1,002,379          92,635        	72,408

Sub-proposal 5K - Approval to Eliminating the Investment
Restriction on Investments in Companies in Which Officers or
Trustees of the Trust Own Stock

Fund                 Shares For Shares Against Shares Abstained
Income Equity      869,608         78,363        	74,016
Bond                  963,259        128,456	        75,707

Sub-proposal 5L - Approval to Eliminating the Investment
Restriction Prohibiting the Purchase of Securities for the Purpose of Exercising Control or Management

Fund               Shares For Shares Against Shares Abstained
Income Equity     913,829        52,626	            555,532
Bond               1,044,255        74,298	             48,899

Pursuant to Article III, Section 1 of the
By-Laws of the Trust and the 1940 Act,
uch total votes on each proposal represents a quorum of the outstanding shares of the Fund.